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                                                                      Exhibit 5



                                 June 13, 1997


Cerion Technologies Inc.
1401 Interstate Drive
Champaign, Illinois 61821-1090

      Re:   Registration Statement on Form S-8
            Under the Securities Act of 1933, as Amended
            --------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Cerion Technologies Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about June 13, 1997 (the "Registration Statement").

     The Registration Statement covers the registration of 701,500 shares of common stock, $.01 par value per share, of the Company (the "Shares"), in connection with the Company's 1996 Stock Incentive Plan (the "Plan").

     We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Plan and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We further assume that all Shares issued as Formula Grants under the Plan or upon exercise of options granted or to be granted pursuant to the Plan, will be issued in accordance with the terms of the Plan and such options (where applicable).


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Cerion Tecnologies Inc.
June 13, 1997
Page 2


     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered as Formula Grants or upon the exercise of stock options, duly granted pursuant to the Plan and paid for in accordance with the provisions of the Plan and the grant, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.




                                          Very truly yours,



                                          /s/ BINGHAM, DANA & GOULD LLP
                                          -----------------------------------
                                          BINGHAM, DANA & GOULD LLP